UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2010 (December 2, 2010)

Mediware Information Systems, Inc.
(Exact name of registrant as specified in its charter)

New York	1-10768	11-2209324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11711 West 79th Street, Lenexa, KS	66214
(Address of principal executive officer)	(Zip Code)

Registrant's telephone number, including area code	(913) 307-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Mediware Information Systems, Inc. (the "Company") was held on December 2, 2010. Of the 8,014,942 shares of common stock outstanding on the October 15, 2010 record date, a total of 7,677,747 shares of common stock were represented in person or by proxy.  Results of votes with respect to proposals submitted at that meeting are as follows:

a.	To elect three Class I directors to hold office for a three-year term. Our shareholders voted to elect all three nominees to serve as directors. Votes recorded, by nominee, were as follows:

NOMINEE	FOR	WITHHOLD	BROKER NON-VOTES
Lawrence Auriana	2,974,297	740,718	3,962,732
Roger Clark	3,008,737	706,278	3,962,732
Robert F. Sanville	3,007,737	707,278	3,962,732

b.
To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2011. The Company’s shareholders voted to approve this proposal with 7,617,551 votes for and 12,159 votes against. There were 48,037 abstentions and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIWARE INFORMATION SYSTEMS, INC

Date: December 9, 2010	By:	/s/ T. Kelly Mann
T. Kelly Mann President and Chief Executive Officer